                                                                     Exhibit 4.1


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

                                    RADYNE CORP.
                            CONVERTIBLE PROMISSORY NOTE

$7,000,000.00                                                 Irvine, California
                                                                October 15, 1998

     RADYNE CORP., a New York corporation (the "Company"), for value received hereby promises to pay to SPAR AEROSPACE LIMITED, or its registered assigns, the sum of Seven Million Dollars ($7,000,000.00), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below. Unless sooner paid, such amounts shall be due and payable on the Maturity Date, which shall be the earlier to occur of (i) July 15, 1999, (ii) the consummation of a public or private equity or debt offering by the Company, excluding bank debt, affiliate debt, employee stock option grants and exercises and the offering described in Section 7(e) Company (an "Equity Offering") (PROVIDED that in the event the Equity Offering is in an amount less than the full principal and interest then outstanding hereunder, the debt shall mature in an amount no greater than the net amount of the Equity Offering) or (iii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment of all amounts due hereunder shall be made by wire transfer to a bank account designated in writing by the Holder at least three business days prior to payment. This Note is issued pursuant to the provisions of Section 2.3 of that certain Stock Purchase Agreement, dated as of August 28, 1998, by and between the Company and Spar Aerospace Limited (the "Stock Purchase Agreement").

     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees.

     1. DEFINITIONS. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

          (a) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

          (b) "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note. As of the date hereof the Holder is Spar Aerospace Limited

     2. INTEREST. The principal amount of this Note shall bear simple interest, payable on the Maturity Date, at 8% per annum on the principal of this Note outstanding (the "Note Rate") during the period beginning on the date of issuance of this Note and ending on the date that the principal amount hereof is paid in full. In the event of a partial or full conversion of the Note, interest shall accrue on the converted amount through the date of the conversion. Following the occurrence of an Event of Default (as defined below), the Note Rate shall increase to and shall thereafter be 12%. Interest shall be computed daily at the Note Rate on the basis of the actual number of days in which all or any portion of the principal amount hereof is outstanding computed on the basis of a 360 day year.

     3. EVENTS OF DEFAULT. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

          (a) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within five (5) days after the Holder has given the Company written notice of such default;

          (b) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

          (c) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

          (d) If the Company merges or consolidates with any person; or sells, leases (as lessor) or otherwise disposes of all or substantially all of the consolidated assets of the Company, or sells, leases (as lessor) or otherwise dispose of assets representing more than 25% of the corporation's total consolidated assets in any three-month period (other than sales or other dispositions of inventory in the ordinary course of business); or liquidates or dissolves;

          (e) If Stetsys Pte. Ltd. ceases to have the voting power to elect a majority of the Company's board of directors;

          (f) Default in the payment, whether at maturity or otherwise, of any debt of the Company in an aggregate amount exceeding $3,000,000 and the lender shall have declared an event of default to be existing under the relevant loan agreement or agreements.

     4. PREPAYMENT. The Company shall have the right, exercisable from time to time on ten (10) days written notice to the Holder, to call this Note, without prepayment penalty, and prepay the entirety or any portion of the outstanding principal amount, together with all accrued interest thereon.

     5. CONVERSION. Holder shall have the right (a) at any time to convert 20% of the original principal balance of the Note and (b) at any time after the Maturity Date, prior to payment in full of the principal balance of this Note, to convert the then outstanding balance of this Note in accordance with the provisions of Section 6 hereof, in whole or in part, into shares (the "Shares") of the Company's common stock, par value $.002 per share (the "Common Stock"). The number of Shares into which this Note may be converted shall be determined by dividing the aggregate principal amount and all accrued but unpaid interest to the date of conversion by $3.73 (the "Conversion Price"), as such Conversion Price may be adjusted from time to time in accordance with the terms of Section 7 hereof. Upon conversion of this Note, the Company shall appoint Spar Representatives to the Board of Directors of the Company in a number commensurate with Holder's percentage of ownership of the Company.

     6. MECHANICS AND EFFECT OF CONVERSION. No fractional Shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal and interest that is not so converted. Upon any partial conversion of this Note, the Holder shall surrender this Note and shall receive a new Note for the remaining principal amount. Upon the full conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of Shares to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more. Concurrently with the delivery of the Shares, the Company shall deliver to the Holder an executed counterpart of the Registration Rights Agreement attached hereto as Exhibit A.

     7.   ADJUSTMENTS TO CONVERSION PRICE.

          (a) If outstanding shares of the Common Stock of the Company shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Company convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Company, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased.

               Any adjustment to the Conversion Price under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

          (b) In the event the Company at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or securities convertible into or exchangeable for Common Stock, then and in each such event, provision shall be made so that the Holder shall receive upon conversion of the Note, in addition to the number of shares of Common Stock receivable thereupon, the amount and kind of securities of the Company which it would have received had the Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 7 with respect to the rights of the Holder.

          (c) In the event of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or as a result of a stock dividend, subdivision, split-up or combination of shares), the consolidation or merger of the Company with or into another person (collectively referred to hereinafter as "Reorganizations"), the Holder shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of the Note, the kind and number of shares of Common Stock or other securities or property (including cash) of the Company, or other corporation resulting from such consolidation or surviving such merger, to which a holder of the number of shares of the Common Stock of the Company which the Note entitled the Holder to convert to immediately prior to such Reorganization would have been entitled to receive with respect to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Note. The provisions of this Section 7(c) shall similarly apply to successive Reorganizations.

          (d)  (i)    If at any time or from time to time the Company shall
issue or sell Additional Shares of Common Stock (as hereinafter defined) other than as a dividend or other distribution on any class of stock as provided in
Section 7(b) above and other than as a subdivision or combination of shares of Common Stock as provided in Section 7(a) above, for a consideration per share less than the then existing Conversion Price, then, and in each such case, the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by dividing (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to that issuance or sale (including as outstanding all shares of Common Stock issuable upon conversion of the portion of the Note for which the conversion price is being adjusted) multiplied by such Conversion Price then in effect, and (B) the consideration, if any, received by the Company upon that issuance or sale, by (2) the total number of shares of Common Stock outstanding immediately after that issuance or sale (including as outstanding all shares of Common Stock issuable upon conversion of the portion of the Note for which the conversion price is being adjusted).

               (ii) For the purpose of making any adjustment in the Conversion Price or number of shares of Common Stock issuable upon conversion of the Note, as provided above, the consideration received by the Company for any issue or sale of securities shall:

                      (A) To the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issuance or sale;

                      (B) To the extent it consists of property other than cash, the consideration other than cash shall be computed at the fair market value thereof as determined in good faith by the Board of Directors, at or about, but as of, the date of the adoption of the resolution specifically authorizing such issuance or sale, irrespective of any accounting treatment thereof; and

                      (C) If Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Shares of Common Stock, Convertible Securities or rights or options shall be computed as that portion of the consideration so received which is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, convertible Securities or rights or options.

               (iii) For the purpose of making any adjustment in the Conversion Price provided in this Section 7(d), if at any time, or from time to time, the Company issues any stock or other securities convertible into Additional Shares of Common Stock (such stock or other securities being hereinafter referred to as "Convertible Securities") or issues any rights or options to purchase Additional Shares of Common Stock or Convertible Securities (such rights or options being hereinafter referred to as "Rights"), then, and in each such case, if the Effective Conversion Price (as hereinafter defined) of such Rights or Convertible Securities shall be less than the Conversion Price in effect immediately prior to the issuance of such Rights or Convertible Securities, the Company shall be deemed to have issued at the time of the issuance of such Rights or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received in consideration for the issuance of such shares an amount equal to the aggregate Effective Conversion Price of such Rights or Convertible Securities. For the purposes of this Section 7(d)(iii), "Effective Conversion Price" shall mean an amount equal to the sum of the consideration, if any, received or receivable by the Company with respect to each Additional Share of Common Stock upon issuance of the Rights or Convertible Securities and upon their exercise or conversion, respectively. No further adjustment of the Conversion Price adjusted upon the issuance of such Rights or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Rights or the conversion of any such Convertible Securities. If any such Rights or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, such Conversion Price as adjusted upon the issuance of such Rights or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had such adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Rights or on the conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Rights, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

          (e) "Additional Shares of Common Stock" as used in this Section 7 shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon the conversion of the Note, (ii) shares of Common Stock issued in connection with an offering to existing shareholders of the Company and employees of the Company announced on or before the closing date of the Stock Purchase Agreement in which Stetsys US, Inc., a Delaware corporation, and Stetsys Pte. Ltd., a Singapore corporation, will collectively purchase Common Stock of the Company, (iii) shares of Common Stock issued in connection with an Equity Offering the proceeds of which are used to repay all outstanding principal and accrued but unpaid interest on the Note; and (iv) shares issued upon the exercise of employee stock options or underwriters' warrants.

          (f) In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Note, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment or readjustment in accordance with the provisions of this Note and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to the registered Holder at the Holder's address as shown on the Company's stock transfer books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold,
(ii) the Conversion Price at the time in effect for the Note and (iii) the number of Additional Shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Note. Such notice may be given in advance of such adjustment or readjustment and may be included as part of a notice required to be given pursuant to Section 7(g) below.

          (g) In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Conversion Price as set forth herein, the Company shall give notice to the Holder in the manner set forth in
Section 14 below, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the Note.

     8. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect a conversion of the Note, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Note, the Company shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of the consolidation or merger of the Company with another corporation where the Company is not the surviving corporation, effective provisions shall be made in the certificate or articles of incorporation, merger or consolidation, or otherwise of the surviving corporation so that such corporation will at all times reserve and keep available a sufficient number of shares of Common Stock or other securities or property to provide for the conversion of the Note in accordance with the provisions of this Section 8.

     9. PAYMENT OF TAXES. The Company shall pay all taxes and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of the Note, except any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock or other securities in a name other than that of which the Note was registered.

     10.  COVENANTS.

               (a) The Company shall, concurrently with the mailing thereof to the Company's shareholders, provide the Holder with copies of all Annual Reports and reports on Forms 10-K, 10-Q and 8-K prepared by the Company. The Company shall also provide the Holder with copies of all Registration Statements and Prospectuses prepared with respect to the Company.

               (b) The Company will permit any representative designated by the Holder upon reasonable notice and during normal business hours, to visit and inspect any of the properties of the Company, examine the corporate and financial records of the Company and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of the Company with the directors, officers, key employees and independent accountants of the Company provided that no such representative shall unduly interfere with the normal business and operations of the Company during such visit or inspection.

               (c) The Company will perform and observe all of its obligations to the Holder set forth in this Agreement, and all of its obligations to holders of Registrable Securities (as defined in the Registration Rights Agreement attached hereto as Appendix A) set forth in the Registration Rights Agreement, as the foregoing may from time to time be amended.

               (d) The Holder shall maintain the confidentiality of all nonpublic information obtained by it from the Company; PROVIDED, that (a) the Holder may, to the extent required by law, disclose such information in connection with the sale or transfer of the Note (or the Common Stock issued upon conversion thereof) if the Holder's transferee agrees in writing to be bound by the provisions hereof and (b) after reasonable notice to the Company, the Holder may disclose such information (i) at the request of any applicable regulatory authority or in connection with an examination of the Company by any such authority, (ii) pursuant to subpoena or other court process, (iii) when required to-do so in accordance with the provisions of any applicable law, (iv) to the Holder's independent auditors and other professional advisors provided such persons acknowledge and agree to be bound by the Holder's confidentiality obligations hereunder

               (e) The Company shall not amend its certificate of incorporation in a manner that adversely impacts or may adversely impact the Holder without the prior written consent of the Holder.

     11. ASSIGNMENT. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Holder agrees not to assign the Note to any direct competitor of the Company or its affiliates.

     12. WAIVER AND AMENDMENT. Any provision of this Note may only be amended, waived or modified upon the written consent of the Company and the Holder.

     13. TREATMENT OF NOTE. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

     14. NOTICE. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telecopied or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties set forth in the Stock Purchase Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telecopied in the manner set forth in the Stock Purchase Agreement and shall be deemed to have been received when delivered.

     15. DISPUTE RESOLUTION. Any dispute between the Company and the Holder shall be resolved in accordance with the dispute resolution provisions of the Stock Purchase Agreement.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.

     17. HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued this 15th day of October, 1998.

                                        RADYNE CORP.

                                        By: /s/ R.C. Fitting
                                           -------------------------------------
                                        Name: R.C. Fitting
                                             -----------------------------------
                                        Its:  President
                                            ------------------------------------

                                     APPENDIX A
                                         TO
                            CONVERTIBLE PROMISSORY NOTE

                                    RADYNE CORP.

                           REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of __________, 199_ by and between RADYNE CORP., a New York corporation (the "COMPANY"), and [__________] (the "PURCHASER").

                                       RECITALS

     A. The Company is the maker of that certain Convertible Promissory Note dated as of ____________, 1998 (the "Note"), which Note is convertible into Common Stock, par value $.002, of the Company (the "Common Stock");

     B. The Purchaser has exercised its right to convert the Note to Common Stock and concurrently with the execution of this Agreement the Company is issuing to the Purchaser [__________] shares of Common Stock (the "Shares").

     C. Pursuant to the terms of the Note, the Company is required to execute and deliver this Agreement with the Shares.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" shall mean the Securities and Exchange Commission of the United States or any other United States federal agency at the time administering the Securities Act.

          "HOLDER" shall mean the Purchaser, and its transferees or assigns as permitted by SECTION 11 HEREOF, holding Registrable Securities or securities convertible into or exercisable for Registrable Securities.

          "REGISTRABLE SECURITIES" means (i) the Shares and (ii) any shares of Common Stock issued or issuable in respect of the Shares upon any stock split, stock dividend, recapitalization, or similar event. Shares shall only be treated as Registrable Securities if they (A) have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) are not able to be sold in a single transaction exempt pursuant to Rule 144(k) from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

          "REGISTRATION EXPENSES" shall mean all expenses, excluding Selling Expenses (as defined below) except as otherwise stated below, incurred by the Company in complying with SECTION 2, SECTION 3 and SECTION 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the Holder selected by the Holder and approved by the Company (which consent shall not be unreasonably withheld), Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder. Such expenses shall be borne by the Holder.

     2.   DEMAND REGISTRATION.

          (a) REQUEST FOR REGISTRATION. In the event the Company shall receive a written request from Holders collectively holding at least twenty five percent (25%) of the Registrable Securities on or after the maturity date of the Note then held by all Holders of Registrable Securities at the time of such request that the Company effect any registration, qualification or compliance with respect to Registrable Securities having an aggregate proposed selling price of not less than One Million Dollars ($1,000,000) (a "REGISTRATION NOTICE"), the Company will, as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request. Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this SECTION 2 (i) prior to the effective date of the Company's first registered public offering of its stock or (ii) after the Company has effected one registration pursuant to this SECTION 2 and such registrations have been declared or ordered effective.

          Subject to the foregoing clauses (i) and (ii), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Holder. Notwithstanding the foregoing, the Company shall be entitled to defer for a reasonable period of time, but not in excess of 120 days, the filing of any registration statement otherwise required to be prepared and filed by it under this SECTION 2 if
(i) (A) the Company is at such time conducting or about to conduct an underwritten public offering of its securities for its own account and the Board of Directors of the Company determines in good faith that such offering by the Company would be materially adversely affected by such registration requested by the Holder(s), (B) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Board of Directors of the Company determines in good faith that the Company's ability to pursue or consummate such transaction would be materially adversely affected by such registration requested by the Holder(s), or (C) the Company is in possession of material nonpublic information concerning it or its business and affairs and the Board of Directors of the Company determines in good faith that the prompt public disclosure of such information in such registration requested by the Holder(s) would have a material adverse effect on the Company; and (ii) the Company so notifies the requesting Holder(s) within ten (10) days after the Company's receipt of the Registration Notice from such Holder(s).

          (b)  UNDERWRITING.  In the event that a registration pursuant to this
Section is for a registered public offering involving an underwriting, the Company shall so advise the Holder as part of the notice given pursuant to
SECTION 2(A). In such event, the right of the Holder to registration pursuant to this Section shall be conditioned upon the Holder's participation in the underwriting arrangements required by this Section, and the inclusion of the Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. The Holder shall, together with the Company, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of the Holder. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     3.   REGISTRATION ON FORM S-3.

          (a) REQUEST FOR REGISTRATION. If at any timeon or after the maturity date of the Note, or from time to time thereafter, the Holder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of Registrable Securities and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder may reasonably request. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to Section 2 and SECTION 3 more than one (1) time per calendar year.

          Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Holder. Notwithstanding the foregoing, the Company shall be entitled to defer for a reasonable period of time, but not in excess of 120 days, the filing or any other actions with respect to any registration statement otherwise required to be prepared and filed by it under this SECTION 3 if (i) (A) the Company is at such time conducting or about to conduct an underwritten public offering of its securities for its own account and the Board of Directors of the Company determines in good faith that such offering by the Company would be materially adversely affected by such registration requested by the Holder(s),
(B) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Board of Directors of the Company determines in good faith that the Company's ability to pursue or consummate such transaction would be materially adversely affected by such registration requested by the Holder(s), or (C) the Company is in possession of material nonpublic information concerning it or its business and affairs and the Board of Directors of the Company determines in good faith that the prompt public disclosure of such information in such registration requested by the Holder(s) would have a material adverse effect on the Company; and (ii) the Company so notifies the requesting Holder(s) within ten (10) days after the Company's receipt of the registration request from such Holder(s).

          (b) UNDERWRITING. The substantive provisions of SECTION 2(B) shall be applicable to each such registration initiated under this Section involving an underwriting.

     4.   INCIDENTAL REGISTRATIONS.

          (a) NOTICE OF REGISTRATION. If at any time on or after the maturity date of the Note or from time to time thereafter the Company shall determine to file a registration statement under the Securities Act for the general registration of any of its securities to be sold for cash, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to stock option or other employee benefit plans or
(ii) a registration relating solely to a Commission Rule 145 transaction, the Company will: (A) promptly give the Holders written notice thereof; and (B) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by the Holder, subject to the terms of SECTION 4(B).

          (b) UNDERWRITING. If the registration with respect to which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to SECTION 4(A). In such event, the right of the Holder to registration pursuant to this Section shall be conditioned upon the Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. The Holder shall, together with the Company, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          Notwithstanding any provision contained herein to the contrary, if the managing underwriter or underwriters of the registration in which the Company gives notice under this SECTION 4 shall advise the Company in writing that, in its opinion, the total amount of Registrable Securities that the Holder(s) request to include in such registration, together with any other securities with similar incidental or piggyback registration rights (collectively, the "REQUESTED SECURITIES") would materially reduce the amount of securities to be offered by the Company or interfere in any material respect with the offer of the Company's securities, then the amount and kind of Requested Securities to be offered for the accounts of any Holder whose shares of Requested Securities were requested to be included in such registration shall be reduced pro rata with respect to each such Holder to the extent necessary to reduce the total amount of securities to be included in such registration to the amount recommended by such managing underwriter or underwriters; PROVIDED, HOWEVER, that such reduction shall not include the following: (i) if the registration initially occurs at the insistence of the Company, shares to be issued by the Company; or
(ii) if the registration occurs due to a demand registration right, including the Demand Registration provided in SECTION 2, shares of the Holder(s) making that demand.

          (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not the Holder has elected to include Registrable Securities in such registration; provided, however, if the Holder elects to use its demand registration right pursuant to SECTION 2, then such registration shall be governed by SECTION 2 and it shall not be terminated.

     5. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date hereof, the Company will not, without the prior written consent of holders of two-thirds of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which allows such holder or prospective holder of any securities of the Company to include such securities in any registration filed under SECTION 2 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not adversely affect the Holder's registration rights pursuant to such SECTION 2.

     6.   EXPENSES OF REGISTRATION.

          (a) REGISTRATION EXPENSES. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to SECTION 2 or
SECTION 4 hereof, and shall bear all Registration Expenses incurred in connection with the first registration pursuant to SECTION 3. In the event the Holder withdraws a Registration Notice, abandons a registration statement or, following an effective registration pursuant to SECTION 2 hereof, does not sell Registrable Securities, then all Registration Expenses in respect of such Registration Notice shall be borne, at the Holder's option, either by the Holder or by the Company (in which case, if borne by the Company, such withdrawn or abandoned registration shall be deemed to be an effective registration for purposes of SECTION 2(A)(II) hereof). The Holder shall bear all Registration Expenses incurred in connection with the second and any subsequent registration pursuant to SECTION 3.

          (b) SELLING EXPENSES. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered.

     7. REGISTRATION AND QUALIFICATION. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will as promptly as is practicable:

          (a) prepare and file with the Commission, as soon as practicable, and use its best efforts to cause to become effective for a time period not to exceed 90 days, a registration statement under the Securities Act relating to the Registrable Securities to be offered on such form as the Holder, or if not filed pursuant to SECTION 2 or SECTION 3 hereof, the Company, determines and for which the Company then qualifies;

          (b) prepare and file with the Commission such amendments (including post-effective amendments) to such registration statement and the prospectus and supplements used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of ninety (90) days after such registration statement becomes effective; provided that such ninety (90) day period shall be extended in the case of a registration pursuant to SECTION 2 or
SECTION 3 hereof for such number of days that equals the number of days elapsing from (i) the date the written notice contemplated by SECTION 7(F) hereof is given by the Company to (ii) the date on which the Company delivers to the Holder the supplement or amendment contemplated by SECTION 7(F) hereof;

          (c) furnish to the Holder and to any underwriter of Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Holder or such underwriter may reasonably request;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment;

          (e) if requested by the Holder, (i) furnish to the Holder an opinion of counsel for the Company addressed to the Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish to the Holder a "comfort" or "special procedures" letter addressed to the Holder and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Holder may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

          (f) immediately notify the Holder in writing (i) at any time when a prospectus relating to a registration hereunder is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case
(i) or (ii) at the request of the Holder prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they are made, not misleading;

          (g) use its best efforts to list all such Registrable Securities covered by such registration statement on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed, and to pay all fees and expenses in connection therewith; and

          (h) upon the transfer of Shares by the Holder in connection with a registration hereunder, furnish unlegended certificates representing ownership of the Registrable Securities being sought in such denominations as shall be requested by the Holder or the underwriters.

     8.   INDEMNIFICATION.

          (a) BY THE COMPANY. The Company will indemnify the Holders, their respective officers, directors, partners, legal counsel and accountants, and each person controlling any Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statementor prospectus, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Holder, its officers, directors and partners, each person controlling the Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Holder, controlling person or underwriter and stated to be specifically for use therein. If the Holder is represented by counsel other than counsel for the Company, the Company will not be obligated under this SECTION 8(A) to reimburse legal fees and expenses of more than one separate counsel for the Holder.

          (b) BY THE HOLDER. The Holder will indemnify the Company, its directors, officers, legal counsel, accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statementor prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Holder under this subsection (b) shall be limited in an amount equal to the net proceeds of the shares sold by the Holder, unless such liability arises out of or is based on willful misconduct by the Holder.

          (c) PROCEDURE FOR INDEMNIFICATION. Each party indemnified under paragraph (a) or (b) of this SECTION 8 (the "INDEMNIFIED PARTY") shall, promptly after receipt of notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the "INDEMNIFYING PARTY") in writing of the claim or the commencement thereof; provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party on account of the indemnity agreement contained in paragraph (a) or (b) of this
SECTION 8, unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this SECTION 8 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(ii) in the event the Indemnifying Party has not assumed the defense thereof within ten (10) days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

          If the indemnification provided for in this Section shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in the Company. In no event, however, shall the Holder of Registrable Securities be required to contribute in excess of the amount of the net proceeds received by the Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     9. INFORMATION FROM THE HOLDERS. Notwithstanding any provision contained herein to the contrary, it shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities that are to be registered at the request of any Holder thereof that (i) such Holder furnish to the Company such information regarding the Holder as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement, and (ii) such Holder deliver and perform under any underwriting and selling shareholder agreements as may be reasonably requested by the underwriters.

     10. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

     11. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities under SECTION 2, SECTION 3 or SECTION 4 may be assigned in connection with any transfer or assignment by the Holder of Registrable Securities provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws; (b) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder; and (c) such assignee or transferee acquires at least 25% of the Registrable Securities then outstanding and shall execute a counterpart of this Agreement whereby such assignor or transferee agrees to be bound by the terms of this Agreement and assumes all of the obligations of the transferring Holder hereunder.

No transfer or assignment will divest the Holder or any subsequent owner of such rights and powers unless all Registrable Securities are transferred or assigned.

     12. TERMINATION. This Agreement shall terminate at such time as all Registrable Securities held by the Holders constitute less than one percent (1%) of the voting securities of the Company (on an as-converted basis) and can be sold pursuant to Rule 144, other than Rule 144(k), within a consecutive three
(3) month period without compliance with the registration requirements of the Securities Act. The respective indemnities, representations and warranties of the Purchaser and the Company shall survive such termination.

     13. MARKET STAND-OFF. If requested by an underwriter of securities of the Company, each Holder of Registrable Securities shall not sell or otherwise transfer or dispose of any Registrable Securities held by such Holder during the one-hundred twenty (120) day period following the effective date of a registration statement; provided, however, that such agreement shall apply only to the first registration statement covering the offered securities to be sold on the Company's behalf to the public in an underwritten offering.

     14.  MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the State of New York without given effect to the conflicts of law principles thereof.

          (b) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder of at least two-thirds (2/3) of the Registrable Securities, voting as a class. Any amendment or waiver effected in accordance with this paragraph will be binding upon the Company, each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), and any transferee of such securities.

          (c) SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and binding substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

          (d) NOTICES. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telex-or telecopy (as provided above) addressed (a) if to the Purchaser, at such address as the Purchaser shall have furnished to the Company in writing or (b) if to the Company, one copy should be sent to its principal executive offices and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchaser.

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by telex or telecopy pursuant to the above, when received.

          (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (f) CAPTIONS. The section captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        RADYNE CORP., a New York corporation


                                        By:
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                                        Its:
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